UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 3, 2009

FEDERAL HOME LOAN BANK OF SEATTLE
(Exact name of registrant as specified in its charter)

Federally chartered corporation	000-51406	91-0852005
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1501 Fourth Avenue, Suite 1800
Seattle, WA 98101-1693
(Address of principal executive offices, including zip code)

(800) 340-2300
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Information

As previously disclosed, on May 27, 2009, the Federal Home Loan Bank of Seattle (the "Seattle Bank") received preliminary notification that based on its reported risk-based capital deficiency as of March 31, 2009, the Seattle Bank's capital classification is "undercapitalized." Under the interim final rule, the Seattle Bank had 30 calendar days to submit information for consideration in the Federal Housing Finance Agency's ("Finance Agency") final classification determination. We submitted information to the Finance Agency for consideration during this period.

On August 3, 2009, we received notification from the Finance Agency that it had completed its review of our additional information submission and that it had determined, based on the Seattle Bank's risk-based capital deficiency as of March 31, 2009, the Seattle Bank's final capital classification is "undercapitalized." In the notification the Finance Agency noted other factors related to the bank's investments in private-label mortgage-backed securities as the basis for their final determination.

As a result of this classification, the Seattle Bank must submit to the Finance Agency a capital restoration plan within fifteen business days of receipt of the classification, as well as restrict dividends and redemptions and repurchases of capital stock. In addition, restrictions include a limit on asset growth, such that current quarterly average of the Seattle Bank's total assets may not exceed the average total assets of the previous quarter. The Director of the Finance Agency may waive the growth restriction if the waiver is consistent with an approved capital restoration plan.

The Seattle Bank previously suspended dividend payments, stock redemptions, and stock repurchases. We expect to submit our capital restoration plan on or before August 24, 2009.

The information contained herein contains forward-looking statements. Forward-looking statements are subject to known and unknown risks and uncertainties. Actual performance may differ materially from that expected or implied in forward-looking statements because of many factors. Such factors may include, but are not limited to, changes in general economic and market conditions (including effects on, among other things, mortgage-related securities), the Seattle Bank's ability to meet adequate capital levels (including applicable risk-based capital requirements), regulatory and legislative actions and approvals (determination of the Finance Agency and its Director), business and capital plan adjustments and amendments, demand for advances, changes in our membership profile or the withdrawal of one or more large members, shifts in demand for our products and consolidated obligations, competitive pressure from other Federal Home Loan Banks and alternative funding sources, interest-rate volatility, changes in projected business volumes, our ability to appropriately manage our cost of funds, the cost-effectiveness of our funding, hedging and asset-liability management activities, accounting adjustments or requirements (including changes in assumptions and estimates used in our financial models). Additional factors are discussed in the Seattle Bank's 2008 annual report on Form 10-K and subsequent quarterly reports on Form 10-Q filed with the SEC. The Seattle Bank does not undertake to update any forward-looking statements made in this announcement.

Signature(s)

       Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Home Loan Bank of Seattle

Date: August 7, 2009	By: /s/ Christina J. Gehrke _ _
Christina J. Gehrke Senior Vice President and Chief Accounting and Administrative Officer